EXHIBIT 23.2




                       Consent of Independent Accountants

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                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8) No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-37500) pertaining to the 401 (k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, and the Registration Statement (Form S-8 No 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, of our report dated February 17, 1998, on our audit of the consolidated financial statements of Overton Bancshares, Inc. and Subsidiaries as of December 31, 1997 and for the two years then ended (not presented separately therein), which report is included as Exhibit 99 to the Annual Report of Form 10-K.

PricewaterhouseCoopers LLP
Fort Worth, Texas
March 29, 1999


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